Exhibit 3.1.1

# PENNSYLVANIA DEPARTMENT OF STATE
# BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

| | |
|---|---|
| ☐ **Return document by mail to:**<br><br>Name<br><br>Address<br><br>City State Zip Code<br><br>☐ **Return document by email to:** ______ | Change of Registered Office<br>DSCB:15-1507/5507/8625/8825<br>(rev. 2/2017)<br><br>15076 |

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $5 The type of domestic association (check only one):

☑ Business Corporation ☐ Limited Liability Company ☐ Limited Liability Limited Partnership
☐ Nonprofit Corporation ☐ Limited Partnership

In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 1507/5507/8625/8825 (relating to change of registered office), the undersigned domestic corporation, limited liability company, limited partnership or limited liability limited partnership, desiring to effect a change of registered office, hereby states that:

**1.** The name of the association is: Comcast Corporation

**2.** The current registered office address as on file with the Department of State. *Complete part (a)* ***OR*** *(b) – not both:*

(a) ______
Number and street City State Zip County

(b) c/o: CT Corporation System Dauphin
Name of Commercial Registered Office Provider County

**3.** New address. *Complete part (a)* ***OR*** *(b) – not both:*

(a) The address in this Commonwealth to which the registered office of the corporation, limited partnership, limited liability limited partnership or limited liability company is to be changed is:

______
Number and street City State Zip County

(b) The registered office of the corporation, limited partnership, limited liability partnership, limited liability limited partnership or limited liability company shall be provided by:

c/o: Corporation Service Company Dauphin
Name of Commercial Registered Office Provider County

**4.** *For corporations only:* Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Statement or Certificate of Change of Registered Office to be signed by a duly authorized officer, general partner, member or manager thereof this 29th day of January, 2024.

Comcast Corporation
Name of Corporation/Limited Partnership/
Limited Liability Limited Partnership/Limited Liability Company

/s/ Elizabeth Wideman
Signature

Senior Vice President
Title